UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 19, 2005

1ST CONSTITUTION BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	000-32891	22-3665653
________________________	_______________________	____________________
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512

____________________________________________________________

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (609) 655-4500

Not Applicable

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

     At its Annual Meeting of Shareholders held on May 19, 2005 (the "Annual Meeting"), the shareholders of 1st Constitution Bancorp (the "Company") approved the 1st Constitution Bancorp 2005 Equity Incentive Plan (the "Plan").

     The purposes of the Plan are to aid the Company in attracting, retaining, motivating and rewarding employees and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions, to reward achievement of Company goals, and to promote the creation of long-term value for shareholders by closely aligning the interests of participants with those of shareholders.

     The Plan provides that the Company may grant participants stock options, restricted stock, or such other awards as the Committee may determine. Options awarded under the Plan may either be options that qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not, or cease to, qualify as incentive stock options under the Code ("nonqualified stock options" or "NQSOs").

     Awards may be granted under the Plan to employees of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an award until such person has commenced employment with the Company or a subsidiary or affiliate. Non-employee directors shall not be eligible to participate in the Plan.

     The Plan will be administered by a committee of two or more directors selected by the Board, who are not employees of the Company or any subsidiary or affiliate (the "Committee"). The Committee shall have full and final authority to select participants, to grant awards, to determine the type and number of awards, to establish the terms, conditions, restrictions and other provisions of awards, to cancel or suspend awards, to prescribe documents evidencing or setting terms of awards, amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto, to construe and interpret the Plan and award documents and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee shall be final, conclusive, and binding upon all persons interested in the Plan.

     A total of 300,000 shares have been reserved and available for delivery in connection with awards under the Plan; however, the total number of shares which may be issued and delivered in connection with awards that are granted as ISOs is limited to 150,000. Shares delivered under the Plan shall be authorized and unissued shares, or treasury shares, or partly out of each, as shall be determined by the Board. Shares subject to an award under the Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the participant will again be available for awards, but with respect to shares reserved and available for ISOs, only to the extent consistent with applicable regulations relating to ISOs under the Code. The Committee will determine the appropriate adjustments, if any, to the number of shares available under the Plan and to awards under the Plan in the case of recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction.

     Participants are limited in any year to awards under the Plan relating to no more than 20,000 shares per type of award (that is, options, restricted stock, and other awards), plus the amount of the participant's unused annual limit relating to the same type of award as of the close of the previous year, subject to adjustment.

     The exercise price per share purchasable under either an ISO or a NQSO shall not be less than the fair market value of a share of stock on the date of grant of the option. The Committee shall determine the term of each option, provided, that no ISO may have a term in excess of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, stock, other awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property, and the methods by or forms in which stock will be delivered or deemed to be delivered in satisfaction of options.

     Restricted Stock is stock which is subject to certain restrictions and to a risk of forfeiture. The Committee will determine the period over which the restricted stock will vest, and will impose such restrictions on transferability, risk of forfeiture and other restrictions as the Committee may in its discretion determine. Unless restricted by the Committee, a participant granted restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon.

     In addition to any forfeiture or reimbursement conditions the Committee may impose upon an award, a participant may be required to forfeit an award, or reimburse the Company for the value of a prior award, by virtue of the requirement of Section 304 of the Sarbanes-Oxley Act of 2002 (or by virtue of any other applicable statutory or regulatory requirement), but only to the extent that such forfeiture or reimbursement is required by such statutory or regulatory provision.

     The Board may amend, suspend or terminate the Plan or the Committee's authority to grant awards under the Plan without the consent of shareholders or participants. Any amendment to the Plan shall be submitted to the Company's shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the stock may then be listed or quoted. Without the consent of an affected participant, no Board action may materially and adversely affect the rights of such participant under any outstanding award, unless such action is deemed necessary in order to achieve compliance with tax or securities laws or regulations.

     Unless otherwise provided by the Committee in the award document or subject to other applicable restrictions, in the event of a Change in Control (as defined in the Plan) all non-forfeited options and awards carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control, and all restricted stock and awards subject to risk of forfeiture shall become fully vested. The Committee may, in its discretion, determine to extend to any participant who holds options or other awards, the right to elect during the 60-day period immediately following the Change in Control, in lieu of acquiring shares, to receive in cash (based upon a formula as described in the Plan).

The Plan is listed as Exhibit 10.1 to this report.

Item 9.01. Financial Statements and Exhibits.

c.	Exhibits.

10.1	The 1st Constitution Bancorp 2005 Equity Incentive Plan incorporated by reference to Appendix A of the Company's proxy statement filed on April 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date:	May 20, 2005	By: /s/ Joseph M. Reardon
		Name:	Joseph M. Reardon
		Title:	Senior Vice President and Treasurer